Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Introduction

On May 20, 2025, QXO, Inc. (“QXO” or the “Company”) announced its intention to offer and sell additional shares of the Company’s common stock, par value $0.00001 per share (“common stock”), and offer and sell depositary shares (“Depositary Shares”) representing a 1/20 interest in a share of a new series of mandatory convertible preferred stock, par value $0.001 per share (the “Mandatory Convertible Preferred Stock”), for aggregate gross proceeds of $1,000 million, the proceeds of which are intended to be used to repay indebtedness under the Senior Secured Term Facility as defined below (the “May 2025 Equity Financing”).

On March 20, 2025, QXO entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Beacon Roofing Supply, Inc., a Delaware corporation (“Beacon”), and Queen MergerCo, Inc., a Delaware corporation and wholly owned subsidiary of QXO (“Merger Sub”), pursuant to which QXO agreed to acquire Beacon for a purchase price of $124.35 per share of common stock of Beacon (the “Acquisition”). On April 29, 2025, pursuant to the Merger Agreement, Merger Sub merged with and into Beacon, with Beacon remaining as the surviving entity and being renamed QXO Building Products, Inc., and the Company completed its acquisition of Beacon. In conjunction with and prior to the Acquisition, QXO closed on various equity and debt financing transactions in 2024 and 2025 as further described and defined as the “Acquisition Financings” below.

The unaudited pro forma combined financial information set forth below gives effect to the following (collectively, the “Transactions”):

•	the Acquisition;

•	the Acquisition Financings to fund a portion of the consideration for the Acquisition, refinance certain Beacon indebtedness in connection with the Acquisition and pay related fees and expenses; and

•	the May 2025 Equity Financing, the proceeds of which are intended to be used to repay indebtedness under the Senior Secured Term Facility previously issued as part of the Acquisition Financings.

The unaudited pro forma combined balance sheet gives effect to the Transactions as if they occurred on March 31, 2025 and the unaudited pro forma combined statements of operations give effect to the Transactions as if they occurred on January 1, 2024.

The unaudited pro forma combined financial information has been prepared by management in accordance with Article 11 of Regulation S-X and is not necessarily indicative of what the combined financial position or results of operations actually would have been had the Transactions been completed as of the dates indicated. In addition, the unaudited pro forma combined financial information does not purport to project the future financial position or results of operations of the combined entity.

The unaudited pro forma combined financial information has been prepared using the acquisition method of accounting in accordance with the business combination accounting guidance as provided in Accounting Standards Codification 805, Business Combinations, (“ASC 805”) with QXO identified as the accounting acquirer. The pro forma adjustments are preliminary and based on currently available information and are subject to change. Any difference between these preliminary estimates and the final acquisition accounting may occur and could have a material impact on the accompanying unaudited pro forma combined financial information.

All financial data included in the unaudited combined financial information is presented in millions of U.S. dollars, except per share information, and has been prepared on the basis of U.S. GAAP and QXO’s accounting policies.

The pro forma adjustments included in this document are subject to modification based on changes to the final terms of the May 2025 Equity Financing, changes to interest rates, changes in share prices, the final determination of the fair value of the assets acquired and liabilities assumed in the Acquisition, additional analysis, and additional information that may become available, which may cause the final adjustments to be materially different from the unaudited pro forma combined financial information presented below.

The unaudited pro forma combined financial information presented is for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the Transactions had been completed on the dates set forth above, nor is it indicative of future results or financial position of the combined company. The unaudited pro forma combined statements of operations do not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from the Acquisition or any integration costs that may be incurred. The pro forma adjustments, which QXO believes are reasonable under the circumstances, are preliminary and are based upon available information and certain assumptions described in the accompanying notes to the unaudited pro forma combined financial information. The final amounts may be materially different from the unaudited pro forma combined financial information presented in this document.

The unaudited pro forma combined financial information should be read together with the following documents:

•	Beacon’s audited consolidated financial statements as of and for the year ended December 31, 2024 and the related notes, which are included as exhibits to the Company’s Current Report on Form 8-K, dated April 16, 2025;

•	Beacon’s unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2025 and related notes, which are included as exhibits to the Company’s Current Report on Form 8-K, dated May 20, 2025;

•	QXO’s audited consolidated financial statements as of and for the year ended December 31, 2024 and the related notes, which are included in its Annual Report on Form 10-K for the year ended December 31, 2024; and

•	QXO’s unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2025 and related notes, which are included in its Quarterly Report on Form 10-Q for the three months ended March 31, 2025.

Description of the Acquisition

As described above, on March 20, 2025, QXO and Beacon entered into the Merger Agreement, pursuant to which QXO agreed to acquire Beacon. On April 29, 2025, pursuant to the Merger Agreement, Merger Sub merged with and into Beacon, with Beacon remaining as the surviving entity and being renamed QXO Building Products, Inc., and the Company completed its acquisition of Beacon. Further, under the terms of the Merger Agreement the outstanding stock options (“Options,” restricted stock units (“RSUs”) and performance-restricted stock units (“PSUs”) held by Beacon employees and directors were either settled in cash, or converted into replacement QXO instruments with identical terms. Beacon’s employee stock purchase plan (“ESPP”) was terminated prior to the Acquisition. Any outstanding share purchase rights were automatically exercised into shares of Beacon, and then settled in cash at identical terms to other Beacon common stockholders.

Description of the Acquisition Financings

On April 14, 2024, the Company entered into the Amended and Restated Investment Agreement (the “Investment Agreement”) among the Company, Jacobs Private Equity II, LLC (“JPE”) and other investors providing for, among other things, an aggregate investment by certain investors of $1.0 billion in cash in the Company. Pursuant to the Investment Agreement, the Company issued and sold an aggregate of 1.0 million shares of convertible perpetual preferred stock, par value $0.001 per share (the “Perpetual Convertible Preferred Stock”), which were initially convertible into an aggregate of 219.0 million shares of common stock at an initial conversion price of $4.566 per share and issued and sold warrants exercisable for an aggregate of 219.0 million shares of common stock (the “Warrants”). The Investment Agreement and related transactions closed on June 6, 2024 (the “Equity Investment”) and generated gross proceeds of approximately $1.0 billion before deducting fees and offering expenses.

On June 13, 2024, the Company entered into purchase agreements (the “June 2024 Purchase Agreements”) with certain institutional and accredited investors to issue and sell in a private placement an aggregate of 340.9 million shares of the Company’s Common Stock at a price of $9.14 per share, and pre-funded warrants (the "Pre-Funded Warrants") to purchase 42.0 million shares of the Company’s Common Stock at a price of $9.13999 per Pre-Funded Warrant. Each Pre-Funded Warrant has an exercise price of $0.00001 per share, is exercisable immediately and can be exercised partially until the Pre-Funded Warrant is exercised in full. The closing of the issuance and sale of these securities was consummated on July 19, 2024, and generated gross proceeds of approximately $3.5 billion before deducting agent fees and offering expenses.

On July 22, 2024, the Company entered into additional purchase agreements (the “July 2024 Purchase Agreements”, collectively with June 2024 Purchase Agreements, “2024 Purchase Agreements”) with certain institutional and accredited investors to issue and sell in a private placement an aggregate of 67.8 million shares of our common stock at a price of $9.14 per share. The closing of the issuance and sale of these securities was consummated on July 25, 2024, and generated gross proceeds of approximately $620 million, before deducting agent fees and offering expenses.

In connection with entering into the Merger Agreement, on March 17, 2025, QXO entered into purchase agreements (the “2025 Purchase Agreements”) with certain institutional investors named therein (the “Investors”) pursuant to which the Company agreed to issue and sell to the Investors in a private placement (the “Private Placement”) approximately 67.5 million shares of the Company’s common stock, par value $0.00001 per share, at a purchase price of $12.30 per share. The closing of the Private Placement was contingent upon the completion of the Company’s acquisition of Beacon and was completed on April 29, 2025. As a result of the closing, the Company raised approximately $830.6 million, before deducting agent fees and offering expenses.

On April 16, 2025, the Company offered and sold 37.7 million shares of the Company’s common stock in an underwritten public offering at a price of $13.25 per share. The Company raised $488.6 million in net proceeds from the equity offering, after deducting offering costs of approximately $11.4 million. The Company also granted the underwriters in the public offering an option to purchase up to an additional 5.7 million shares of the Company’s common stock at a price of $13.25 per share less underwriting discounts and commissions. On May 5, 2025, the option was partially exercised with respect to 4.0 million shares resulting in an additional $51.8 million of net proceeds (the “April 2025 Equity Financing”).

In connection with the consummation of the Acquisition, on April 29, 2025, Merger Sub issued $2.25 billion in aggregate principal amount of 6.75% Senior Secured Notes due 2032 (the "Senior Secured Notes"), entered into and incurred the full amount under a $2.25 billion senior secured term loan facility (the "Senior Secured Term Facility"), and entered into a $2.0 billion senior secured asset-based credit facility (the "ABL Facility"), under which $400.0 million was drawn (collectively referred to herein as the “Debt Financings”). For the purposes of the unaudited pro forma combined financial information, $316.0 million was assumed to have been drawn under the ABL Facility as that was the outstanding amount on Beacon’s historical asset-based loan facility as of March 31, 2025. The associated financing fees related to these transactions are discussed herein. These facilities financed the Acquisition and other related fees and expenses, ensuring that the Acquisition and subsequent operations are financially supported while maintaining liquidity and compliance with outlined financial metrics.

The equity financings contemplated under the Investment Agreement, 2024 Purchase Agreements, Private Placement and the April 2025 Equity Financing are referred to collectively herein as the “Acquisition Equity Financings”. The Acquisition Equity Financings and Debt Financings are collectively referred to as the “Acquisition Financings”.

In connection with the Acquisition Financings, the Company paid off all historical Beacon debt outstanding and any related prepayment penalties or breakage fees as of the closing of the Acquisition.

Description of the May 2025 Equity Financing

On May 20, 2025, QXO announced its intention to offer and sell additional shares of the Company’s common stock and offer and sell Depositary Shares representing a 1/20 interest in a share of a new series Mandatory Convertible Preferred Stock for aggregate gross proceeds of $1,000 million, which proceeds are intended to be used to repay indebtedness under the Senior Secured Term Facility (collectively, the “May 2025 Equity Financing”). In connection with the May 2025 Equity Financing, the Company also expects to grant the underwriters 30-day options to purchase up to an additional $150 million of shares of common stock and Depositary Shares. The Mandatory Convertible Preferred Stock has an initial liquidation preference of $1,000 per share and will be convertible into a variable number of shares of common stock. The offering of the Depositary Shares is not contingent upon the completion of the offering of the common stock described herein and the offering of the common stock described herein is not contingent upon the completion of the offering of the Depositary Shares. Nothing contained herein shall constitute an offer to sell or a solicitation of an offer to buy any of the common stock, Depositary Shares or the Mandatory Convertible Preferred Stock being offered in the offerings.

Based on the information currently available and the Company’s preliminary analysis, pursuant to ASC 480 – Distinguishing Liabilities from Equity (“ASC 480”), management believes that the mandatory conversion is not based either solely or predominantly on a fixed monetary amount based on the Company’s common stock as of the date of the filing. As a result, the Mandatory Convertible Preferred Stock is expected to meet the criteria to be classified within equity. The evaluation and finalization of accounting conclusions including, but not limited to, classification of the instrument as a liability or equity, impact to earnings per share and analysis of any potential embedded derivatives are ongoing and subject to change, and could materially impact the Company’s financial statements subsequent to issuance. The analysis of the accounting treatment for Mandatory Convertible Preferred Stock is ongoing and not final.

Accounting for the Acquisition

The Acquisition is being accounted for as a business combination using the acquisition method with QXO determined to be the accounting acquirer in accordance with ASC 805. QXO was determined to be the accounting acquirer primarily due to having board and common share voting control over the combined company, and its managers directing the activities of the newly merged entity. Additionally, the Acquisition was initiated by QXO, and the Company has retained the QXO name subsequent to the Acquisition. Under this method of accounting, the aggregate acquisition consideration will be allocated to Beacon’s assets acquired and liabilities assumed based upon their estimated fair values at the date of completion of the Acquisition. The process of valuing the net assets of Beacon immediately prior to the Acquisition, as well as evaluating accounting policies for conformity, is preliminary. Any differences between the estimated consideration transferred and the estimated fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Accordingly, preliminary purchase price allocation and related adjustments reflected in the unaudited pro forma combined financial information are subject to revision based on a final determination of fair values. The final purchase price allocation may be materially different from the preliminary purchase price allocation presented in the unaudited pro forma combined financial information. Refer to Note 1 - Basis of Presentation for more information. The following unaudited pro forma combined financial information and related notes give effect to the following with regard to the Acquisition:

•	Adjustments to conform the financial statement presentation of QXO to those of Beacon, based upon a preliminary assessment by QXO;

•	Application of the acquisition method of accounting under the provisions of ASC 805- disclosed herein as “Acquisition Transaction Accounting Adjustments”;

•	Adjustments to account for stock-based compensation related to the Acquisition, disclosed herein as “Acquisition Transaction Accounting Adjustments”;

•	Adjustments to reflect transaction costs in connection with the Acquisition, disclosed herein as “Acquisition Transaction Accounting Adjustments”; and

•	Adjustments to reflect the Acquisition Financings and other adjustments, disclosed herein as “Acquisition Financing Transaction Accounting Adjustments”;

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of March 31, 2025

($ in millions)

	(1)	(2)	(3)		(4)		(1) + (2) + (3) + (4) = (5)	(6)		(5) + (6) = (7)
	QXO Historical (Reclassified- See Note 2)	Beacon Historical	Acquisition Transaction Accounting Adjustments	(Note 4)	Acquisition Financing Transaction Accounting Adjustments	(Note 4)	Pro Forma Financial Information adjusted for the Acquisition and Acquisition Financings	May 2025 Equity Financing Adjustments	(Note 6)	Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$5,081.7	$57.4	$(10,644.3)	(a)	$6,065.4	(a)	$560.2	$—	(a)	$560.2
Accounts receivable, net	3.2	1,250.5	—		—		1,253.7	—		1,253.7
Inventories, net	—	1,711.5	34.3	(b)	—		1,745.8	—		1,745.8
Prepaid expenses and other current assets	19.1	547.2	—		—		566.3	—		566.3
Total Current Assets	5,104.0	3,566.6	(10,610.0)		6,065.4		4,126.0	—		4,126.0
Property and equipment, net	0.5	541.0	72.0	(c)	—		613.5	—		613.5
Goodwill	1.2	2,097.7	4,101.8	(d)	—		6,200.7	—		6,200.7
Intangibles, net	4.5	469.2	3,780.8	(e)	—		4,254.5	—		4,254.5
Operating lease right-of-use assets, net	0.2	651.2	—		—		651.4	—		651.4
Deferred income taxes, net	2.6	—	—		—		2.6	—		2.6
Other assets, net	0.2	19.4	—		18.8	(h)	38.4	—		38.4
Total Assets	$5,113.2	$7,345.1	$(2,655.4)		$6,084.2		$15,887.1	$—		$15,887.1
LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$5.8	$1,275.7	$—		$—		$1,281.5	$—		$1,281.5
Accrued expenses	47.5	423.6	54.6	(f)	—		525.7	—		525.7
Current portion of operating lease liabilities	0.2	106.3	—		—		106.5	—		106.5
Current portion of finance lease liabilities	0.1	41.4	—		—		41.5	—		41.5
Current portion of long-term debt	—	12.8	(12.8)	(h)	22.5	(h)	22.5	(9.8)		12.7
Total Current Liabilities	53.6	1,859.8	41.8		22.5		1,977.7	(9.8)		1,967.9
Borrowings under revolving lines of credit, net	—	316.1	(316.1)	(h)	316.1	(h)	316.1	—		316.1
Long-term debt, net	—	2,479.1	(2,479.1)	(h)	4,381.9	(h)	4,381.9	(965.2)	(b)	3,416.7
Deferred income taxes, net	—	41.4	2,035.0	(g)	—		2,076.4	—		2,076.4
Other long-term liabilities	—	2.8	—		—		2.8	—		2.8
Operating lease liabilities	—	566.2	—		—		566.2	—		566.2
Finance lease liabilities	0.2	136.3	—		—		136.5	—		136.5
Total Liabilities	53.8	5,401.7	(718.4)		4,720.5		9,457.6	(975.0)		8,482.6
Stockholders' equity:
Convertible Preferred Stock	498.6	—	—		—		498.6	487.5	(c)	986.1
Common Stock	—	0.6	(0.6)	(i)	—		—	—		—
Additional paid-in capital	4,580.8	1,261.1	(1,180.9)	(i)	1,363.7	(i)	6,024.7	487.5	(c)	6,512.2
(Accumulated deficit) retained earnings	(20.0)	710.6	(784.4)	(i)	—		(93.8)	—		(93.8)
Accumulated other comprehensive loss	—	(28.9)	28.9	(i)	—		—	—		—
Total Stockholders' Equity	5,059.4	1,943.4	(1,937.0)		1,363.7		6,429.5	975.0		7,404.5
Total liabilities and Stockholders’ equity	$5,113.2	$7,345.1	$(2,655.4)		$6,084.2		$15,887.1	$—		$15,887.1

See the accompanying notes to the Unaudited Pro Forma Combined Financial Information

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2024

($ in millions, except share and per share data)

	(1)	(2)	(3)		(4)		(1) + (2) + (3) + (4) = (5)	(6)		(5) + (6) = (7)
	QXO Historical (Reclassified- See Note 2)	Beacon Historical	Acquisition Transaction Accounting Adjustments	(Note 5)	Acquisition Financing Transaction Accounting Adjustments	(Note 5)	Acquisition Transaction Accounting and Financing Transaction Adjustments	May 2025 Equity Financing Adjustments	(Note 6)	Pro Forma Combined
Revenue:
Net sales	$56.9	$9,763.2	$—		$—		$9,820.1	$—		$9,820.1
Cost of products sold	33.8	7,258.4	34.3	(a)	—		7,326.5	—		7,326.5
Gross profit	23.1	2,504.8	(34.3)		—		2,493.6	—		2,493.6
Operating expense:
Selling, general and administrative	93.0	1,637.6	113.2	(b)	—		1,843.8	—		1,843.8
Depreciation	0.2	109.9	14.4	(c)	—		124.5	—		124.5
Amortization	0.9	91.9	391.4	(d)	—		484.2	—		484.2
Total operating expense	94.1	1,839.4	519.0		—		2,452.5	—		2,452.5
Income (loss) from operations	(71.0)	665.4	(553.3)		—		41.1	—		41.1
Interest expense, financing costs and other, net	(121.8)	177.3	(182.7)	(e)	357.0	(e)	229.8	(75.8)	(d)	154.0
Loss on debt extinguishment	—	2.4	(2.4)	(f)	—		—	31.8	(d)	31.8
Income (loss) before provision for income taxes	50.8	485.7	(368.2)		(357.0)		(188.7)	44.0		(144.7)
Provision for (benefit from) income taxes	22.8	124.0	(95.7)	(g)	(92.8)	(g)	(41.7)	11.4	(e)	(30.3)
Net income (loss)	$28.0	$361.7	$(272.5)		$(264.2)		$(147.0)	$32.6		$(114.4)
Reconciliation of net income (loss) to net income (loss) attributable to common stockholders:
Net income (loss)	$28.0	$361.7	$(272.5)		$(264.2)		$(147.0)	$32.6		$(114.4)
Dividends on Preferred Stock	(51.0)	—	—		(39.0)	(f, Note 6)	(90.0)	(27.5)	(f)	(117.5)
Undistributed income allocated to participating securities	—	—	—		—		—	—		—
Net income (loss) attributable to common stockholders	$(23.0)	$361.7	$(272.5)		$(303.2)		$(237.0)	$5.1		$(231.9)
Weighted-average common shares outstanding:
Basic	204.0	62.5							(f)	593.0
Diluted	204.0	63.7							(f)	593.0
Net income (loss) per common share:
Basic	$(0.11)	$5.78							(f)	$(0.39)
Diluted	$(0.11)	$5.68							(f)	$(0.39)

See the accompanying notes to the Unaudited Pro Forma Combined Financial Information.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2025

($ in millions, except share and per share data)

	(1)	(2)	(3)		(4)		(1) + (2) + (3) + (4) = (5)	(6)		(5) + (6) = (7)
	QXO Historical (Reclassified- See Note 2)	Beacon Historical	Acquisition Transaction Accounting Adjustments	(Note 5)	Acquisition Financing Transaction Accounting Adjustments	(Note 5)	Acquisition Transaction Accounting and Financing Transaction Adjustments	May 2025 Equity Financing Adjustments	(Note 6)	Pro Forma Combined
Revenue:
Net sales	$13.5	$1,907.8	$—		$—		$1,921.3	$—		$1,921.3
Cost of products sold	8.1	1,440.0	—	(a)	—		1,448.1	—		1,448.1
Gross profit	5.4	467.8	—		—		473.2	—		473.2
Operating expense:
Selling, general and administrative	44.4	436.5	(4.1)	(b)	—		476.8	—		476.8
Depreciation	0.1	31.4	3.6	(c)	—		35.1	—		35.1
Amortization	0.2	23.3	97.5	(d)	—		121.0	—		121.0
Total operating expense	44.7	491.2	97.0		—		632.9	—		632.9
Income (loss) from operations	(39.3)	(23.4)	(97.0)		—		(159.7)	—		(159.7)
Interest expense, financing costs and other, net	(56.6)	42.2	(44.2)	(e)	87.7	(e)	29.1	(18.6)	(d)	10.5
Loss on debt extinguishment	—	—	—	(f)	—		—	—		—
Income (loss) before provision for income taxes	17.3	(65.6)	(52.8)		(87.7)		(188.8)	18.6		(170.2)
Provision for (benefit from) income taxes	8.5	(22.5)	(13.6)	(g)	(22.8)	(g)	(50.4)	4.8	(e)	(45.6)
Net income (loss)	$8.8	$(43.1)	$(39.2)		$(64.9)		$(138.4)	$13.8		$(124.6)
Reconciliation of net income (loss) to net income (loss) attributable to common stockholders:
Net income (loss)	$8.8	$(43.1)	$(39.2)		$(64.9)		$(138.4)	$13.8		$(124.6)
Dividends on Preferred Stock	(22.5)	—	—		—	(f, Note 6)	(22.5)	(6.9)	(f)	(29.4)
Undistributed income allocated to participating securities	—	—	—		—		—	—		—
Net income (loss) attributable to common stockholders	$(13.7)	$(43.1)	$(39.2)		$(64.9)		$(160.9)	$6.9		$(154.0)
Weighted-average common shares outstanding:
Basic	451.4	61.7							(f)	594.8
Diluted	451.4	61.7							(f)	594.8
Net income (loss) per common share:
Basic	$(0.03)	$(0.70)							(f)	$(0.26)
Diluted	$(0.03)	$(0.70)							(f)	$(0.26)

See the accompanying notes to the Unaudited Pro Forma Combined Financial Information.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Note 1 - Basis of Presentation

The unaudited pro forma combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X.

As discussed in Note 2 - QXO and Beacon Reclassification Adjustments, certain reclassifications were made to align QXO and Beacon’s historical financial statement presentation. QXO is currently in the process of evaluating Beacon’s accounting policies, which will be finalized upon completion of the Acquisition, or as more information becomes available. As a result of that review, additional differences could be identified between the accounting policies of the two companies. With the information currently available, QXO has determined that no significant adjustments are necessary to conform Beacon’s financial statements to the accounting policies used by QXO.

The unaudited pro forma combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, with QXO as the accounting acquirer, using the fair value concepts defined in Accounting Standards Codification 820, Fair Value Measurement, and based on the historical financial statements of QXO and Beacon. Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value, while transaction costs associated with the business combination are expensed as incurred. The excess of acquisition consideration over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The allocation of the aggregate acquisition consideration depends on certain estimates and assumptions, all of which are preliminary. The allocation of the aggregate acquisition consideration has been made for the purpose of developing the unaudited pro forma combined financial information. The final determination of fair values of assets acquired and liabilities assumed relating to the Acquisition could differ materially from the preliminary allocation of aggregate acquisition consideration. The final valuation will be based on the actual net tangible and intangible assets of Beacon existing at the acquisition date, and such valuation is not yet complete.

In addition, the unaudited pro forma combined financial information reflects certain assumptions around the quantum and cost of instruments to be sold in the May 2025 Equity Financing. To extent that we decide to issue less equity to repay indebtedness under the Senior Secured Term Facility than is currently reflected in the unaudited pro forma combined financial information, our pro forma interest expense will increase. Similarly, to the extent that we issue additional equity and to repay indebtedness under the Senior Secured Term Facility than is currently reflected in the unaudited pro forma combined financial information, then our existing and prospective stockholders will experience dilution. The unaudited pro forma combined balance sheet as of March 31, 2025 and the unaudited pro forma combined statements of operations for the year ended December 31, 2024 and for the three months ended March 31, 2025, presented herein, are based on the historical financial statements of QXO and Beacon.

●	The unaudited pro forma combined balance sheet as of March 31, 2025 is presented as if the Transactions had occurred on March 31, 2025 and combines the historical consolidated balance sheet of QXO as of March 31, 2025 with the historical consolidated balance sheet of Beacon as of March 31, 2025.

●	The unaudited pro forma combined statements of operations for the year ended December 31, 2024 and for the three months ended March 31, 2025 have been prepared as if the Transactions had occurred on January 1, 2024. The unaudited pro forma combined statement of operations for the year ended December 31, 2024, combine QXO’s historical consolidated statement of operations for the fiscal year ended December 31, 2024 with Beacon’s historical consolidated statement of operations for the fiscal year ended December 31, 2024. Similarly, the unaudited pro forma combined statement of operations for the three months ended March 31, 2025 combines QXO’s historical condensed consolidated statement of operations for the three months ended March 31, 2025 with Beacon’s historical condensed consolidated statement of operations for the three months ended March 31, 2025.

The pro forma adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that QXO believes are reasonable under the circumstances. QXO is not aware of any material transactions between QXO and Beacon during the periods presented.

Note 2 – QXO and Beacon Reclassification Adjustments

Following the Acquisition, the Company will utilize Beacon’s financial statement line item classification. As such, certain reclassification adjustments have been made to conform QXO’s historical financial statement presentation to Beacon’s financial statement presentation. Following the Acquisition, the combined company will finalize the review of accounting policies and reclassifications, which could be materially different from the amounts set forth in the unaudited pro forma combined financial information presented herein.

a)	Refer to the tables below for a summary of reclassification adjustments made to present QXO’s balance sheet as of March 31, 2025 to conform with that of the Beacon historical financial statements:

($ in millions)

QXO, Inc. Historical Condensed Consolidated Balance Sheet Line Items	Beacon Roofing Supply, Inc. Historical Condensed Consolidated Balance Sheet Line Items	QXO, Inc. As of March 31, 2025	Reclassification		QXO Reclassed As of March 31, 2025
Accrued expenses	Accrued expenses	44.0	3.5	(i)	47.5
Deferred revenue		3.5	(3.5)	(i)	—

i)	Reclassification of $3.5 million of historical QXO deferred revenue to accrued expenses.

b)	Refer to the tables below for a summary of adjustments made to present QXO’s statement of operations for the year ended December 31, 2024 and three months ended March 31, 2025 to conform with that of the Beacon’s:

($ in millions)

QXO Consolidated Statement of Operations Line Items	Beacon Historical Consolidated Statement of Operations Line Items	QXO, Inc. for the year ended December 31, 2024	Reclassification		QXO, Inc. Reclassed for the year ended December 31, 2024
Software product, net		$15.3	$(15.3)	(i)	$—
Service and other, net		41.6	(41.6)	(i)	—
	Net sales	—	56.9	(i)	56.9
Software product		9.4	(9.4)	(ii)	—
Service and other		24.5	(24.5)	(ii), (iv)	—
	Cost of products sold	—	33.8	(ii)	33.8
Depreciation and amortization expenses		1.0	(1.0)	(iii)	—
	Depreciation	—	0.2	(iii), (iv)	0.2
	Amortization	—	0.9	(iii)	0.9

i)	Reclassification of $15.3 million and $41.6 million of Software product, net (revenue) and Service and other, net (revenue) respectively to Net sales.

ii)	Reclassification of $9.4 million and $24.5 million of Software product and Service and other, respectively, to Costs of products sold.

iii)	Reclassification of $0.1 million of Depreciation and amortization expenses to Depreciation, and reclassification of $0.9 million of Depreciation and amortization expenses to Amortization.

iv)	Reclassification of $0.1 million of Service and other to Depreciation.

($ in millions)

QXO Consolidated Statement of Operations Line Items	Beacon Historical Consolidated Statement of Operations Line Items	QXO, Inc. for the three months ended March 31, 2025	Reclassification		QXO, Inc. Reclassed for the three months ended March 31, 2025
Software product, net		$3.5	$(3.5)	(i)	$—
Service and other, net		10.0	(10.0)	(i)	—
	Net sales	—	13.5	(i)	13.5
Software product		2.2	(2.2)	(ii)	—
Service and other		5.9	(5.9)	(ii), (iv)	—
	Cost of products sold	—	8.1	(ii)	8.1
Depreciation and amortization expenses		0.3	(0.3)	(iii)	—
	Depreciation	—	0.1	(iii), (iv)	0.1
	Amortization	—	0.2	(iii)	0.2

i)	Reclassification of $3.5 million and $10.0 million of Software product, net (revenue) and Service and other, net (revenue) respectively to Net sales.

ii)	Reclassification of $2.2 million and $5.9 million of Software product and Service and other, respectively, to Costs of products sold.

iii)	Reclassification of $0.1 million of Depreciation and amortization expenses to Depreciation, and reclassification of $0.2 million of Depreciation and amortization expenses to Amortization.

iv)	Reclassification of $27 thousand of Service and other to Depreciation.

Note 3 – Preliminary purchase price allocation

Estimated Aggregate Acquisition Consideration

The following table summarizes the preliminary estimated aggregate acquisition consideration for Beacon with reference to QXO’s tender offer share price of $124.35:

($ in millions)	Amount
Estimated cash paid for outstanding Beacon common stock (i)	$7,736.6
Estimated converted Beacon RSUs and options attributable to pre-combination service (ii)	96.2
Estimated payment of Beacon debt, including accrued interest (iii)	2,891.7
Preliminary estimated aggregate acquisition consideration	$10,724.5

i)	The cash component of the preliminary estimated aggregate acquisition consideration is based on 62.2 million shares of outstanding common stock of Beacon being acquired and the $124.35 per share cash portion of the acquisition consideration.

ii)	As discussed in “Description of the Acquisition”, certain equity awards of Beacon were replaced by QXO’s equity awards with similar terms. Amount represents the consideration for replacement of Beacon’s outstanding equity awards, including partial acceleration of certain equity awards based on pre-existing terms of the awards. All other outstanding equity awards of Beacon for continuing employees were replaced by QXO’s equity awards with similar terms. A portion of the fair value of QXO’s equity awards issued represents consideration transferred, while the remaining portion represents compensation expense based on the vesting terms of the converted awards. This includes cash paid by QXO of $16.0 million to settle RSUs for non-employee members of the board of directors of Beacon, which were accelerated in full, cancelled and paid in cash for $124.35 per share. The value was based on the QXO share price of $13.23 per share.

iii)	The estimated cash paid by QXO to settle Beacon’s Term Loan, Senior Notes and outstanding line of credit borrowings as of March 31, 2025 of $1,259.1 million, $1,250.0 million, and $318.0 million, respectively. Additionally, accrued interest expense of $19.2 million as of March 31, 2025 and a breakage fee of $45.4 million was paid for early termination of Beacon’s debt.

Preliminary Aggregate Acquisition Consideration Allocation

The assumed accounting for the Acquisition, including the preliminary aggregate acquisition consideration, is based on provisional amounts, and the associated purchase accounting is not final. The preliminary allocation of the purchase price to the acquired assets and assumed liabilities was based upon the preliminary estimate of fair values. For the preliminary estimate of fair values of assets acquired and liabilities assumed of Beacon, QXO used publicly available benchmarking information as well as a variety of other assumptions, including market participant assumptions. QXO is expected to use widely accepted income-based, market-based, and cost-based valuation approaches upon finalization of purchase accounting for the Acquisition. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma combined financial information. The unaudited pro forma adjustments are based upon available information and certain assumptions that QXO believes are reasonable under the circumstances. The purchase price adjustments relating to Beacon and QXO combined financial information are preliminary and subject to change, as additional information becomes available and as additional analyses are performed.

The following table summarizes the preliminary aggregate acquisition consideration allocation, as if the Acquisition had been completed on March 31, 2025:

($ in millions)	Amount
Assets:
Cash and cash equivalents	$57.4
Accounts receivable, net	1,250.5
Inventories, net (i)	1,745.8
Prepaid expenses and other current assets	547.2
Property and equipment, net (ii)	613.0
Goodwill (iii)	6,199.5
Intangible assets, net (iv)	4,250.0
Operating lease right-of-use assets	651.2
Other non-current assets	19.4
Liabilities:
Accounts payable	1,275.7
Accrued expenses	404.4
Current portion of operating lease liabilities	106.3
Current portion of finance lease liabilities	41.4
Deferred income taxes, net (v)	2,076.4
Other long-term liabilities	2.8
Operating lease liabilities	566.2
Finance lease liabilities	136.3
Estimated preliminary aggregate acquisition consideration	$10,724.5

i)	The unaudited pro forma combined balance sheet has been adjusted to record Beacon’s inventories at a preliminary fair value of approximately $1,745.8 million, an increase of $34.3 million from the carrying value. The unaudited pro forma combined statement of operations for the year ended December 31, 2024 has been adjusted to recognize additional cost of goods sold related to the increased basis. The additional costs are not anticipated to affect the combined statement of operations beyond twelve months after the acquisition date.

ii)	The unaudited pro forma combined balance sheet has been adjusted to record Beacon’s property, and equipment, at a preliminary fair value of approximately $613.0 million, an increase of $72.0 million from the carrying value. This increase to the carrying value of Beacon’s Property and equipment incrementally impacts the depreciation recorded.

iii)	Goodwill represents excess of the estimated aggregate acquisition consideration over the preliminary fair value of the underlying Beacon assets acquired and liabilities assumed.

iv)	Preliminary identifiable intangible assets in the unaudited pro forma combined financial information consist of the following:

($ in millions)	Preliminary Fair Value	Estimated Useful Life in Years
Preliminary fair value of intangible assets acquired:
Trade names and trademarks	$250.0	3.0
Customer relationships	4,000.0	10.0

A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the amortization expense of approximately $48.3 million for the year ended December 31, 2024 and of approximately $12.1 million for the three months ended March 31, 2025. Pro forma amortization is preliminary and based on the use of straight-line amortization. The amount of amortization following the Acquisition may differ significantly between periods based upon the final value assigned and amortization methodology used for each identifiable intangible asset.

v)	Deferred tax liabilities were derived based on incremental differences in the book and tax basis created from the preliminary purchase allocation. The deferred tax liability was derived using a blended 26% tax rate.

Note 4 – Adjustments to the Unaudited Pro Forma Combined Balance Sheet

Adjustments included in Acquisition Transaction Accounting Adjustments column and Acquisition Financing Transaction Accounting Adjustments column in the accompanying unaudited pro forma combined balance sheet as of March 31, 2025 are as follows:

(a) Reflects adjustment to cash and cash equivalents:

($ in millions)	Amount
Pro forma acquisition transaction accounting adjustments:
Cash paid for outstanding Beacon common stock (i)	$(7,736.6)
Payment of Beacon cashed out RSUs (ii)	(16.0)
Payment of Beacon debt , including accrued interest (iii)	(2,891.7)
Pro forma acquisition transaction accounting adjustment to cash and cash equivalents	$(10,644.3)
Pro forma acquisition financing transaction accounting adjustments:
Cash from Debt Financings, net of debt issuance costs	$4,701.7
Cash from Private Placement and April 2025 Equity Financing, net of equity issuance costs	1,363.7
Pro forma financing transaction accounting adjustment to cash and cash equivalents	$6,065.4

i)	The cash component of the preliminary estimated aggregate acquisition consideration is based on 62.2 million shares of outstanding common stock of Beacon being acquired as of March 31, 2025 and the $124.35 per share cash acquisition consideration.

ii)	The estimated cash paid by QXO to settle RSUs for non-employee members of the Beacon Board, which are accelerated in full, cancelled and paid in cash for $124.35 per share.

iii)	The estimated cash paid by QXO to settle Beacon’s Term Loan, Senior Notes and outstanding revolving line of credit borrowings of $1,259.1 million, $1,250.0 million, and $318.0 million, respectively. Additionally, accrued interest expense of $19.2 million and an estimated breakage fee of $45.4 million was paid for early termination of Beacon’s debt.

(b) Reflects the preliminary purchase accounting adjustment for inventories based on the acquisition method of accounting:

($ in millions)	Amount
Pro forma acquisition transaction accounting adjustments:
Elimination of Beacon’s inventories - carrying value	$(1,711.5)
Preliminary fair value of acquired inventories (Note 3)	1,745.8
Net pro forma acquisition transaction accounting adjustment to inventories	$34.3

Represents the adjustment of acquired inventories to its preliminary estimated fair value. After the closing, the step up in inventories to fair value will increase cost of goods sold as the inventories are sold, which for purposes of these unaudited pro forma combined financial statements is assumed to occur within the first year after the Acquisition.

(c) Reflects the preliminary purchase accounting adjustment for property and equipment, net based on the acquisition method of accounting. This adjustment does not include any adjustment to the historically recorded Beacon finance leases, for which book value approximates fair value.

($ in millions)	Amount
Pro forma acquisition transaction accounting adjustments:
Elimination of Beacon’s historical net book value of property and equipment, excluding finance leases	$(288.3)
Preliminary fair value of acquired property and equipment, excluding finance leases (Note 3)	360.3
Net pro forma acquisition transaction accounting adjustment to property and equipment	$72.0

(d) Preliminary goodwill adjustment which represents the elimination of historical goodwill and excess of the estimated aggregate acquisition consideration over the preliminary fair value of the underlying assets acquired and liabilities assumed:

($ in millions)	Amount
Pro forma acquisition transaction accounting adjustments:
Elimination of Beacon’s historical goodwill	$(2,097.7)
Goodwill per purchase price allocation (Note 3)	6,199.5
Net pro forma acquisition transaction accounting adjustment to goodwill	$4,101.8

(e) Reflects the preliminary purchase accounting adjustment for estimated intangibles based on the acquisition method of accounting. Refer to Note 3- Preliminary purchase price allocation above for additional information on the acquired intangible assets expected to be recognized:

($ in millions)	Amount
Pro forma acquisition transaction accounting adjustments:
Elimination of Beacon’s historical net book value of intangibles	$(469.2)
Preliminary fair value of acquired intangibles	4,250.0
Net pro forma acquisition transaction accounting adjustment to intangibles, net	$3,780.8

(f) Reflects the write-off of Beacon’s accrued interest and the accrual of QXO Acquisition transaction costs incurred subsequent to March 31, 2025:

($ in millions)	Amount
Pro forma acquisition transaction accounting adjustments:
Write-off of Beacon historical accrued interest	$(19.2)
QXO Acquisition transaction costs	73.8
Net pro forma acquisition transaction accounting adjustment to accrued expenses, net	$54.6

(g) Represents the adjustment to deferred tax liability of $2,035 million associated with the incremental differences in the book and tax basis created from the preliminary purchase price allocation, primarily resulting from the preliminary fair value of intangible assets. These adjustments were based on the applicable blended tax rate of 26% with the respective estimated purchase price allocation. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-merger activities, including cash needs, the geographical mix of income and changes in tax law. Because the tax rates used for the unaudited pro forma financial information are estimated, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the Acquisition. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

(h) Reflects the impact of the settlement of Beacon’s debt and impact of the Debt Financings. The adjustment to current and long-term debt is comprised of the following items:

($ in millions)	Current portion of long-term debt	Long-term debt	Total
Pro forma acquisition transaction accounting adjustments:
Settlement of Beacon’s 2028 Term Loan	$(12.8)	$(1,246.3)	$(1,259.1)
Settlement of Beacon’s 2026 Senior Notes	—	(300.0)	(300.0)
Settlement of Beacon’s 2029 Senior Notes	—	(350.0)	(350.0)
Settlement of Beacon’s 2030 Senior Notes	—	(600.0)	(600.0)
Borrowings under revolving lines of credit, net	—	(318.0)	(318.0)
Settlement of unamortized issuance cost on Beacon’s debt – Term Loan and Senior Notes	—	17.2	17.2
Settlement of unamortized issuance cost on Beacon’s debt – revolving lines of credit		1.9	1.9
Net pro forma acquisition transaction accounting adjustments to debt	$(12.8)	$(2,795.2)	$(2,808.0)
Pro forma acquisition financing transaction accounting adjustments:
ABL Facility drawn (i)	$—	$316.1	$316.1
Senior Secured Term Facility	22.5	2,227.5	2,250.0
Debt issuance costs and original issuance discount related to Senior Secured Term Facility	—	(73.4)	(73.4)
Senior Secured Notes	—	2,250.0	2,250.0
Debt issuance costs related Senior Secured Notes	—	(22.2)	(22.2)
Net pro forma financing transaction accounting adjustments to current portion of long-term debt and long-term debt	$22.5	$4,698.0	$4,720.5

i)	$18.8 million of fees related to the establishment of the $2,000.0 million ABL Facility pursuant to the debt commitment letter is capitalized to Other assets, net.

(i) Reflects adjustments to Stockholders’ equity:

($ in millions)	Preferred Stock	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated other comprehensive loss
Pro forma acquisition transaction accounting adjustments:
Elimination of Beacon’s historical equity	$—	$(0.6)	$(1,261.1)	$(710.6)	$28.9
Estimated converted Beacon RSUs and options attributable to pre-combination service	—	—	80.2	—	—
Estimated QXO M&A transaction costs (i)	—	—	—	(73.8)	—
Net pro forma acquisition transaction accounting adjustments to equity	$—	$(0.6)	$(1,180.9)	$(784.4)	$28.9
Pro forma acquisition financing transaction accounting adjustments:
Private Placement, net of issuance costs	—	—	823.3	—	—
April 2025 Equity Financing, net of issuance costs	—	—	540.4	—	—
Net pro forma acquisition financing transaction accounting adjustments to equity	$—	$—	$1,363.7	$—	$—

i)	These costs consist of financial advisory, legal advisory, accounting and consulting costs of QXO incurred subsequent to March 31, 2025.

Note 5 – Adjustments to the Unaudited Pro Forma Combined Statements of Operations

Adjustments included in Acquisition Transaction Accounting Adjustments column and Acquisition Financing Transaction Accounting Adjustments column in the accompanying unaudited pro forma combined statements of operations for the fiscal year ended December 31, 2024 and the three months ended March 31, 2025 are as follows:

(a) Reflects the pro forma adjustment to cost of products sold of $34.3 million for the estimated fair value of inventories recognized through cost of products sold during the first year after the Acquisition. These costs are non-recurring in nature and are not anticipated to affect the combined statements of operations beyond twelve months after the acquisition date.

(b) Reflects the adjustments to selling, general and administrative expenses (“SG&A”) including the preliminary incremental stock-based compensation expense for QXO replacement equity awards and the estimated transaction costs expensed:

($ in millions)	For the Year Ended December 31, 2024	For the Three Months Ended March 31, 2025
Pro forma acquisition transaction accounting adjustments:
Removal of historical Beacon stock-based compensation expense	(31.0)	(9.2)
Record pro forma stock-based compensation expense for replacement equity awards	70.4	5.1
Expected QXO M&A transaction costs (i)	73.8	—
Net pro forma acquisition transaction accounting adjustment to SG&A	$113.2	(4.1)

i)	Represents additional transaction costs incurred by QXO subsequent to March 31, 2025. These costs will not affect QXO’s combined statements of operations beyond twelve months after the acquisition date. Beacon's expected transaction costs are not included in the unaudited pro forma combined statements of operations.

(c) Reflects the incremental adjustments to depreciation relating to the remeasurement of property and equipment, net to fair value:

($ in millions)	For the Year Ended December 31, 2024	For the Three Months Ended March 31, 2025
Pro forma acquisition transaction accounting adjustments:
Removal of Beacon's historical depreciation of property and equipment	(109.9)	(31.4)
Pro forma annual depreciation of property and equipment	124.3	35.0
Net pro forma acquisition transaction accounting adjustment to depreciation	$14.4	3.6

(d) Reflects the adjustments to amortization including the amortization of the estimated fair value of intangibles:

($ in millions)	For the Year Ended December 31, 2024	For the Three Months Ended March 31, 2025
Pro forma acquisition transaction accounting adjustments:
Removal of Beacon's historical amortization of intangible assets	(91.9)	(23.3)
Pro forma annual amortization of intangible assets	483.3	120.8
Net pro forma acquisition transaction accounting adjustment to amortization	$391.4	97.5

(e) Reflects the expense related to the Debt Financings and amortization of related issuance costs:

($ in millions)	For the Year Ended December 31, 2024	For the Three Months Ended March 31, 2025
Pro forma acquisition transaction accounting adjustments:
Remove historical Beacon interest expense (i)	$(182.7)	(44.2)
Net pro forma acquisition transaction accounting adjustments to interest expense, financing costs and other, net	$(182.7)	(44.2)
Pro forma acquisition financing transaction accounting adjustments:
New interest expense on transaction financing:
ABL facility (ii)	25.5	6.4
Senior Secured Term Facility (ii)	174.9	42.8
Senior Secured Notes (ii)	156.6	38.5
Net pro forma acquisition financing transaction accounting adjustments to interest expense, financing costs and other, net	$357.0	87.7

i)	This pro forma acquisition transaction accounting adjustment reflects the removal of historical interest expense associated with Beacon’s existing indebtedness which was extinguished upon consummation of the Acquisition. The Acquisition was partially funded by QXO’s historical cash on hand. QXO’s historical interest income has not been removed as a pro forma adjustment herein. QXO’s interest income in future periods may be materially lower than the amounts recognized for the year ended December 31, 2024 and three months ended March 31, 2025.

ii)	The new interest expense on acquisition financing transaction accounting adjustments included in the unaudited pro forma combined statements of operations reflect the interest expense and amortization of debt issuance costs associated with Debt Financings. Adjustments reflect an estimated coupon interest rate of 5.8%,7.3%, and 6.8% per annum for ABL Facility, Senior Secured Term Facility, and Senior Secured Notes. respectively. The costs incurred to secure the ABL Facility are amortized on a straight-line basis over the five-year term of the commitment and the undrawn credit fee of 0.2% is expensed annually.

(f) Reflects the adjustments to write-off of $2.4 million related to Loss on debt extinguishment as Beacon’s historical debt is assumed to be paid off on January 1, 2024 as part of the Acquisition.

(g) To record the income tax impact of the pro forma adjustments utilizing a statutory income tax rate of 26.0% for the year ended December 31, 2024 and the three months ended March 31, 2025 respectively. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post - merger activities, including cash needs, the geographical mix of income and changes in tax law. Because the tax rates used for the unaudited pro forma financial information are estimated, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the Acquisition. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

Note 6 – Adjustments to the Unaudited Pro Forma Combined Financial Information for the May 2025 Equity Financing

Adjustments included in May 2025 Equity Financing Adjustments column in the accompanying unaudited pro forma combined balance sheet as of March 31, 2025 and for the unaudited pro forma statements of operations for the year ended December 31, 2024 and the three months ended March 31, 2025 are as follows. For purposes of the pro forma adjustments, the Company has assumed that in the May 2025 Equity Financing, it will issue and sell (i) 31,250,000 shares of its common stock for gross proceeds of $500 million and (ii) depositary shares representing 500,000 shares of its Mandatory Convertible Preferred Stock for gross proceeds of $500 million, however, such amounts are expected to vary based on the final terms of the May 2025 Equity Financing.

(a) Reflects adjustment to cash and cash equivalents:

($ in millions)	Amount
Pro forma May 2025 Equity Financing adjustments:
Cash from Mandatory Convertible Preferred Stock, net of equity issuance costs	$487.5
Cash from common stock, net of equity issuance costs	487.5
Partial repayment of Senior Secured Term Facility	(975.0)
Pro forma May 2025 Equity Financing adjustments to cash and cash equivalents	$—

(b) Reflects the impact of the repayment of the Senior Secured Term Facility. The adjustment to current and long-term debt is comprised of the following items:

($ in millions)	Current portion of long-term debt	Long-term debt	Total
Pro forma May 2025 Equity Financing adjustments:
Prepayment of Senior Secured Term Facility	$(9.8)	$(965.2)	$(975.0)
Net pro forma May 2025 Equity Financing adjustments to debt	$(9.8)	$(965.2)	$(975.0)

(c) Reflects adjustments to Stockholders’ equity:

($ in millions)	Preferred Stock	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated other comprehensive loss
Pro forma May 2025 Equity Financing adjustments:
Mandatory Convertible Preferred Stock issuance, net of issuance costs (i)	$487.5	$—	$—	$—	$—
Common Stock issuance, net of issuance costs	—	—	487.5	—	—
Net Pro Forma May 2025 Equity Financing adjustments to equity	$487.5	$—	$487.5	$—	$—

i)	Reflects the issuance of Mandatory Convertible Preferred Stock in an amount of $487.5 million, as described in the section entitled “Description of the May 2025 Equity Financing”. The issuance of Mandatory Convertible Preferred Stock is shown net of estimated issuance costs of $12.5 million. Based on the information currently available and the Company’s preliminary analysis, pursuant to ASC 480, management believes that the mandatory conversion is not based either solely or predominantly on a fixed monetary amount based on the Company’s common stock as of the date of the filing. As a result, the Mandatory Convertible Preferred Stock meets the criteria to be classified within equity. The evaluation and finalization of accounting conclusions including, but not limited to, classification of the instrument as a liability or equity, impact to earnings per share and analysis of any potential embedded derivatives are ongoing and subject to change, and could materially impact the Company’s financial statements subsequent to issuance.

(d) Reflects adjustments to interest expense and loss on debt extinguishment relating to the repayment of indebtedness under the Senior Secured Term facility:

($ in millions)	For the Year Ended December 31, 2024	For the Three Months Ended March 31, 2025
Pro forma May 2025 Equity Financing adjustments:
Remove proportionate amount of Senior Secured Term Facility interest expense related to prepayment	$(75.8)	(18.6)
Net pro forma May 2025 Equity Financing adjustment to interest expense, financing costs and other, net	$(75.8)	(18.6)
Record write-off of proportionate amount of unamortized Senior Secured Term Facility issuance costs and original issuance discount related to prepayment (i)	$31.8	—
Net pro forma May 2025 Equity Financing adjustment to loss on debt extinguishment	$31.8	—

i)	Reflects the expense recorded to remove unamortized Senior Secured Term Facility deferred issuance costs and original issuance discount. The Company will elect to write off these costs rather than continue to amortize them over the life of the Senior Secured Term Facility.

(e) To record the income tax impact of the May 2025 Equity Financing pro forma adjustments utilizing a statutory income tax rate of 26.0% for the year ended December 31, 2024 and the three months ended March 31, 2025 respectively. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post - merger activities, including cash needs, the geographical mix of income and changes in tax law. Because the tax rates used for the unaudited pro forma financial information are estimated, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the Acquisition. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

(f)       As discussed in the Description of the Acquisition Financings and the May 2025 Equity Financing, the impacts of the Investment Agreement, 2024 Purchase Agreements, Private Placement, the April 2025 Equity Financing and the May 2025 Equity Financing have been adjusted within the unaudited pro forma statements of operations as if each event occurred on January 1, 2024. To reflect the terms of the Investment Agreement for the entirety of 2024, Net loss attributable to common stockholders was decreased by $39.0 million for the year ended December 31, 2024 and $0 for the three months ended March 31, 2025 to reflect the additional accrued 9% dividend on the Perpetual Convertible Preferred Stock issued as a part of the Investment Agreement. Additionally, the Net loss attributable to common stockholders was decreased by $27.5 million for the year ended December 31, 2024 and $6.9 million for the three months ended March 31, 2025 to reflect the additional estimated anticipated 5.5% dividend on the Mandatory Convertible Preferred Stock to be issued as a part of the May 2025 Equity Financing. Net loss attributable to common stockholders did not require an adjustment for any other issuances under the Acquisition Equity Financings as the remaining issuances did not have an accruing dividend.

The pro forma basic and diluted weighted average shares outstanding are a combination of historic weighted average shares of QXO common stock and adjustments to reflect the impact of the Acquisition Equity Financings and May 2025 Equity Financing being outstanding for the entirety of the year ended December 31, 2024 and the three months ended March 31, 2025. This resulted in an increase to weighted average shares outstanding as a result of the issuance of Common Stock of the Company from the 2024 Purchase Agreements, Private Placement, April 2025 Equity Financing and May 2025 Equity Financing. Further, in connection with the Acquisition, QXO agreed to convert certain equity awards held by Beacon employees into QXO equity awards, which increased pro forma weighted average shares outstanding as these awards are assumed to have vested over the fifteen-month period from the date of the Acquisition. The pro forma basic and diluted weighted average shares outstanding are as follows:

($ in millions)	For the Year Ended December 31, 2024	For the three months ended March 31, 2025
Pro forma weighted average shares:
Historical QXO weighted average shares outstanding – basic and dilutive	204.0	451.4
Financing adjustment – Acquisition Equity Financings	356.5	109.2
Financing adjustment – May 2025 Equity Financing	31.3	31.3
Replacement awards vesting over the respective periods	1.2	2.9
Pro forma weighted average shares - basic and diluted	593.0	594.8

The following table summarizes securities that, if exercised, would have an antidilutive effect on diluted loss per share attributable to the common shareholder:

($ in millions)	For the Year Ended December 31, 2024	For the three months ended March 31, 2025
Stock options	5.1	5.1
Warrants	219.0	219.0
Perpetual Convertible Preferred Stock	219.0	219.0
RSUs	27.4	26.3
Mandatory Convertible Preferred Stock (i)	—	—
Total potential dilutive securities not included in loss per share	470.5	469.4

i)	The conversion ratio for the Mandatory Convertible Preferred Stock is expected to vary based on the Company’s share price and the final terms of the May 2025 Equity Financing. As the conversion ratio for the Mandatory Convertible Preferred Stock is not known at the time of this filing, the Company has omitted the potential antidilutive share calculation herein. Based on an assumed common stock share price of $16.00 and assumed gross proceeds from the Mandatory Convertible Preferred Stock of $500.0 million, approximately 31.3 million of common shares would be deemed antidilutive.